UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2007

REAL MEX RESTAURANTS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5660 Katella Avenue, Suite 100

Cypress, CA 90630

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(562)-346-1200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 23, 2007, Douglas C. Werking, who is a Vice President of Sun Capital Partners Inc. (“Sun Capital”), resigned as director of Real Mex Restaurants, Inc. (the “Company”).  On the same date, Michael P. Donahoe, also a Vice President of Sun Capital, was elected by the Board of Directors of the Company (the “Board”) to fill the vacancy created by the departure of Mr. Werking.  Mr. Donahoe was also appointed to serve as a member of the Audit Committee of the Board. Sun Capital is an affiliate of the majority stockholder of the Company’s parent company.

There are no other arrangements or understandings between Mr. Donahoe and any other person pursuant to which Mr. Donahoe was selected as a director.  Furthermore, Mr. Donahoe is not a party to any transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K.  Mr. Donahoe will not be compensated for serving as a director of the Company; however he will be reimbursed for reasonable out-of-pocket expenses in connection with his travel to and attendance at meetings of the Board and the committees thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Date: December 13, 2007	By:	/s/ Frederick F. Wolfe
Frederick F. Wolfe
Chief Executive Officer

Date: December 13, 2007	By:	/s/ Steven Tanner
Steven Tanner
Chief Financial Officer